SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2006

WASTECH, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	0-18824	56-2451079
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3 Broad Street, Suite 3A

Charleston, South Carolina 29401

(Address of principal executive offices) (Zip Code)

(843) 805-6620

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Purchase of West Virginia Mineral Rights.  On March 26, 2006, Wastech, Inc. (the "Company"), through a wholly-owned subsidiary, entered into an Assignment Agreement with H.M. Flood Business Trust Ltd (the "Flood Trust"), under which the Company agreed to purchase the rights of the Flood Trust to acquire approximately 44,000 acres of subsurface coal, coal bed methane and all other mineral rights in various counties in West Virginia, as well as 5,898.49 acres of oil and gas reserves in Fayette County, West Virginia (the “Mineral Rights”).  The Flood Trust held the right to acquire the Mineral Rights under contracts with H3, LLC ("H3") dated February 26, 2006. On April 13, 2006, the Company and the Flood Trust amended the assignment agreement.  On April 14, 2006 a simultaneous closing was held under the

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contracts between H3 and the Flood Trust, and the Assignment Agreement between the Flood Trust and the Company.  Under the contracts between H3 and the Flood Trust, the Flood Trust agreed to pay a total of $520,000 for the Mineral Rights.  Under the Assignment Agreement, as amended, the Company agreed to pay the following amounts for the Mineral Rights:

•

$525,000 paid on April 14, 2006 to H3, consisting of the Flood Trust's purchase price for the Mineral Rights, plus an additional $5,000 for attorney's fees for H3's attorney's fees;

•

$181,500 paid on April 14, 2006 to the Flood Trust;

•

$980,000 cash payable to the Flood Trust on August 25, 2006;

•

11,750,000 shares of common stock of the Company issuable immediately to the Flood Trust; and

•

A promissory note in the amount of $4,000,000 due and payable in full on April 13, 2009 without interest, provided that, in consideration for the payment of $175,000 by the Company to the Flood Trust by August 25, 2006, the Company has the right to convert $2,000,000 of the note into common stock of the Company at any time prior to the maturity of the note at the average ask price of the Company's common stock for seven (7) days prior to the date the Company exercise the option.

In addition, the Company agreed to execute an employment agreement with John F. Hale, Jr. on such terms that the parties mutually agree.

EES Stock Purchase Agreement.  The Company funded its initial purchase obligations under the Assignment Agreement with the Flood Trust by entering into a Stock Purchase Agreement with Environmental Energy Services, Inc. ("EES") dated April 12, 2006.  Under the Stock Purchase Agreement, EES agreed to purchase 37,430,000 shares of the Company's common stock for $0.05 per share, for a total purchase price of $1,871,500, of which $741,500 was due and payable on April 12, 2006 and $1,130,000 is due and payable on August 25, 2006.  EES and the Company also agreed to amend an existing stock purchase agreement executed in September 2002 to increase the amount purchasable thereunder by $15,000 per quarter, to $75,000 per quarter.  The Company agreed that EES would have the right to appoint one additional member of the board of directors upon full payment of the amount due on August 25, 2006 under the Stock Purchase Agreement.  EES already had the right to appoint a member of the board of directors under a prior stock purchase agreement executed in September 2002 and, in connection with this transaction, exercised that right by appointed Douglas Holsted to the board.  Finally, the Company agreed to enter into a consulting agreement with Richard D. Tuorto, Sr., the Company's current chairman and chief executive officer, under which Mr. Tuorto would be entitled to compensation of $150,000 per year for five years, provided that Mr. Tuorto shall be entitled to compensation of $250,000 per year for five years if for any reason he does not receive the compensation of $150,000 per year or does not remain on the board of directors.  To date, the consulting agreement with Mr. Tuorto has not been executed.

Amendment to EES Stock Purchase Agreement.  On June 26, 2006, the Company and EES amended their Stock Purchase Agreement dated April 12, 2006 to increase the amount of common stock to be sold to EES thereunder by 5,000,000 shares, which will result in additional proceeds to the Company of $250,000.  The Company simultaneously announced that it would use the proceeds to repurchase shares of its common stock on the open market.

Section 2 – Financial Information

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Item 2.01 Completion of Acquisition or Disposition of Assets

As described in more detail in Item 1.01, on April 14, 2006 the Company completed the acquisition of the Mineral Rights.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration

As described in more detail in Item 1.01, on April 14, 2006 the Company completed the acquisition of the Mineral Rights, under which the Company agreed to pay the Flood Trust $980,000 on or before August 25, 2006 and $4,000,000 on April 13, 2009.

Item 2.06 Material Impairments

Under a Stock Purchase Agreement between the Company and EES entered into in September 2002, as amended in April 2003 and November 2003, EES has agreed to purchase $60,000 shares of the Company's common stock each quarter for $0.09 per share.  The purchase is payable from EES's share of payments under a technology royalty agreement, to the extent that there are proceeds remaining after the satisfaction of prior liens.  The technology license pertains to binding technology licensed to a production facility that qualifies for tax credits under Section 29 of the Internal Revenue Code.  The amount of the royalty is determined from the amount of tax credits generated by the facility, among other factors.  In May 2006, EES's share of the technology royalty was $33,596.76, which was far below the amount it historically received.  The decline in the amount of the royalty was due, in large part, to the fact that the amount of tax credits which are payable under the IRS program decline as the price of oil rises, and are eliminated if the price of oil rises above a certain level.  If the price of oil stays at current levels, it is likely that the amount of royalty payments will be far below historical amounts, and may actually be eliminated entirely.  As a result, the Company may not receive any further payments under the Stock Purchase Agreement.  However, EES has agreed to make the quarterly payment that was payable in May 2006, notwithstanding the shortfall in the royalty payment received in that quarter.  In addition, the Company believes EES will make additional payments under the Stock Purchase Agreement, notwithstanding the fact that it may not receive sufficient royalty proceeds, although at this time the Company has no legally binding agreement from EES to make those payments if the royalty payments are not actually received.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

As described in more detail in Item 1.01, on April 12, 2006, the Company agreed to issue EES 37,430,000 shares of commons stock at $0.05 per share, for a total of $1,871,500.

As described in more detail in Item 1.01, on June 26, 2006, the Company agreed to amend its April 12, 2006 agreement with EES to increase the number of shares issuable to EES thereunder by 5,000,000 shares, for a total of 42,430,000 shares issuable to EES under the agreement.

As described in more detail in Item 1.01, on April 14, 2006, the Company agreed to issue the Flood Trust 11,750,000 shares of common stock in partial consideration for the purchase of the Mineral Rights.

On June 13, 2006, the Company issued CLX & Associates, Inc. 5,000,000 shares of common stock in consideration for public relations services.

Section 5 – Corporate Governance and Management

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Item 5.01 Changes in Control of Registrant

Pursuant to a Stock Purchase Agreement dated April 12, 2006 between the Company and EES, as amended on June 26, 2006, EES agreed to acquire 42,430,000 shares of common stock in the Company for $0.05 per share.  To date, EES has purchased 14,830,000 shares of common stock under the Stock Purchase Agreement pursuant to the closing of the purchase of the Mineral Rights from the Flood Trust.  (See Item 1.01 herein).  Prior to its entry into the Stock Purchase Agreement, EES held 17,620,469 shares.  Based on the number of shares that EES has already purchased under the Stock Purchase Agreement, EES owns 28.2% of the Company's outstanding common stock.  If EES completes its purchase obligations under the Stock Purchase Agreement, it will own 42.2% of the Company's common stock, and will have the right to appoint 2 out of 3 directors on the board of directors of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 12, 2006, exercised its right to appoint a nominee to the board of directors under a Stock Purchase Agreement originally entered into by the Company and Wastech in September 2002.  Mr. Holsted will serve as a director of the Company until its next annual meeting of shareholders.  The Company does not have any board committees, and therefore it is not anticipated that Mr. Holsted will be appointed to any board committees.

From 1999 to 2005, Mr. Holsted operated a private accounting and tax practice in Oklahoma.  In 2005, he joined EES full-time, where he is a director.  From January 1996 to May 26, 1999, Mr. Holsted was the Chief Executive Officer of Sales Equipment Company in Oklahoma City, Oklahoma, which was in the business of distributing equipment in the pressurized gas industry. From 1991 through 1995, he was the Chief Financial Officer of The Dwyer Group, Inc. of Waco, Texas, a publicly owned company in the franchise industry. Mr. Holsted is a certified public accountant licensed in the State of Oklahoma.

Section 8 – Other Events

Item 8.01 Other Events

On May 5, 2006 the Company submitted a bid in response to Solicitation No. 2207210 issued by the Office of State Purchase (the “OSP”) for the State of Louisiana for the reclamation of vehicles, vessels and trailers damaged by Hurricanes Katrina and Rita in southern Louisiana.  The Company’s bid was in the amount of $28,788,900. On May 8, 2006, the Company was notified that its bid was the lowest bid received, but was also advised that the OSP felt the Company's bid was not in compliance with the Solicitation because the Company's letter confirming a performance bond for the project was from the Company's insurance broker rather than the insurer.  The Company immediately provided a new letter of commitment that the Company believes was in compliance with the OSP's requirements.

On May 17, 2006, the OSP notified the media that it intended to award the contract to the second-lowest bidder, DRC, Inc. ("DRC") at a price of approximately $33.8 million.  The Company immediately filed an Administrative Protest (the “Protest”).  On May 23, 2006, the Protest was denied by the OSP.  Subsequently, the Company timely filed an Administrative Appeal (the “Appeal”) to the Commissioner of Administration (the “Commissioner”). The Appeal was denied on June 15, 2006.  The Company has since filed a lawsuit in the 19th Judicial District Court for the Parish of East Baton Rouge, State of Louisiana, against the State of Louisiana and DRC, seeking a preliminary and permanent injunction against the performance of the contract by DRC.  Discovery is ongoing in the suit, and a hearing on the Company's request for a preliminary injunction has been set for the last week of July 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

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(a)

Financial Statements of Businesses Acquired:  Not applicable.

(b)

Pro Forma Financial Information:  Not applicable.

(c)

Exhibits:

Regulation S-B No.	Description
10.1	Assignment Agreement between Wastech, Inc. and H.M. Flood Business Trust, Ltd. dated March 26, 2006
10.2	Amendment to Assignment Agreement between Wastech, Inc. and H.M. Flood Business Trust, Ltd. dated April 13, 2006
10.3	Stock Purchase Agreement between Wastech, Inc. and Environmental Energy Services, Inc. dated April 12, 2006
10.4	Amendment to Stock Purchase Agreement between Wastech, Inc. and Environmental Energy Services, Inc. dated June 26, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2006	WASTECH, INC. /s/ Richard D. Tuorto, Sr. Richard D. Tuorto, Sr., Chief Executive Officer

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